SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: October 21, 1999


                    NEW ENGLAND POWER COMPANY

        (exact name of registrant as specified in charter)


Massachusetts            1-6564              04-1663070
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

             (Address of principal executive offices)

                          (508) 389-2000

       (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------

     As previously reported, in connection with the merger of New England Electric System (NEES) and The National Grid Group plc (National Grid), NEES and National Grid filed for merger approval with the Nuclear Regulatory Commission (NRC) associated with NEP's minority ownership interests in six nuclear plants. On July 20, 1999, three subsidiaries of Northeast Utilities (the lead owner of two of the nuclear plants) filed a request for hearing with the NRC raising issues with respect to foreign ownership and whether NEP will continue to meet financial qualifications standards under the Atomic Energy Act.

     On October 21, 1999, the NRC granted the request for a hearing on these two issues and directed NEES, National Grid, and the Northeast Utilities subsidiaries to confer promptly on whether this proceeding could be settled without the need for a hearing. In the event the parties do not reach a settlement satisfactory to the NRC, the hearing is scheduled for January 12, 2000. If a hearing is held, the NRC stated it expects to issue a final order on the merits by April 3, 2000. NEES and National Grid believe that they can satisfy the NRC as to the two issues raised for hearing.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NEW ENGLAND POWER COMPANY

                                   s/Michael E. Jesanis

                                 By _________________________
                                    Michael E. Jesanis
                                    Vice President


Date: October 22, 1999